UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 14, 2015

BIOTIME, INC.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.    Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

References to “we,” “us”, and “our” mean BioTime, Inc. and its subsidiaries unless the context otherwise indicates.  In this regard, references to “we,” “us”, and “our” in the context of rights or obligations under any contract or agreement mean BioTime, Inc. only and not its subsidiaries.

Section 1 - Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

On September 14, 2015, we entered into Stock Purchase Agreements (the “Purchase Agreements”) with selected investors, including a major shareholder, Broadwood Partners, L.P. (“Broadwood”), for a registered direct offering of 2,607,401 of our common shares, no par value, at an offering price of $3.29 per share, for an aggregate purchase price of $8,578,349.  The price per share was the closing price of our common shares on the NYSE MKT on September 11, 2015, the last trading day before we and the investors entered into the Purchase Agreements. We will pay no fees or commissions to broker-dealers or any finder’s fees, nor will we issue any stock purchase warrants, in connection with the offer and sale of the shares.

We intend to invest most of the proceeds from the offering in our subsidiary OncoCyte Corporation to provide capital for OncoCyte to use to finance clinical trials of its diagnostic tests it is developing, to finance additional research and development, to prepare for the commercialization of its first diagnostic tests, and for general working capital corporate purposes.

The Purchase Agreements all contain the same terms and conditions, including customary representations, warranties and agreements by us, customary conditions to closing, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties.  The foregoing description of the material terms of the Purchase Agreements is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Neal Bradsher, one of our directors, is the President of the investment manager of Broadwood, which is our largest shareholder and beneficially owns more than 5% of the outstanding BioTime common shares.

The common shares are being offered and sold pursuant to a prospectus supplement dated as of September 14, 2015, which has been filed with the Securities and Exchange Commission in connection with a takedown from our shelf registration statement on Form S-3 (File No. 333-201824), which became effective on February 12, 2015, and the base prospectus dated February 12, 2015.  The sale of the common shares is expected to close on September 17, 2015, subject to the satisfaction of customary closing conditions.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement
99.1	Press release, dated September 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015	BIOTIME, INC.

	By:	/s/Robert W. Peabody
Senior Vice President and
Chief Financial Officer

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement
99.1	Press release, dated September 14, 2015